As filed with the Securities and Exchange Commission on June 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TransAlta Corporation

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English (if applicable))

Canada

(Province or other jurisdiction of incorporation or organization)

4911

(Primary Standard Industrial Classification Code Number (if applicable))

Not Applicable

(I.R.S. Employer Identification Number (if applicable))

110-12th Avenue S.W., Station “M”, Calgary, Alberta, Canada, T2P 2M1, (403) 267-7110

(Address and telephone number of Registrant’s principal executive offices)

TransAlta Centralia Generation LLC

913 Big Hanaford Road, Centralia, Washington 98531-9101, (360) 736-9901

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Kerry O’Reilly Wilks TransAlta Corporation 110-12th Avenue S.W. Station “M” Calgary, Alberta Canada T2P 2M1 (403) 267-7110	Daniel G. Kolibar Osler, Hoskin & Harcourt LLP Suite 2700, Brookfield Place 225 – 6th Avenue S.W. Calgary, Alberta Canada T2P 1N2 (403) 260-7000	Jason Comerford Osler, Hoskin & Harcourt LLP 620 Eighth Avenue, 36th Floor New York, New York 10018 (212) 867-5800

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this registration statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒	at some future date (check the appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(3)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Shares(4)
First Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units
Total	U.S.$0	100%	U.S.$0	U.S.$0

(1)

There are being registered under this registration statement on Form F-10 such indeterminate number of common shares, first preferred shares, debt securities, subscription receipts, warrants and units of TransAlta Corporation (the “Registrant”) as shall have an aggregate initial offering price not to exceed U.S.$2,000,000,000. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

(2)

Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(o) of the United States Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities registered under this registration statement.

(3)

Pursuant to Rule 429 under the Securities Act, the prospectus contained herein relates to an aggregate of U.S.$2,000,000,000 common shares, first preferred shares, debt securities, subscription receipts, warrants and units, consisting of U.S.$0 being registered hereby and U.S.$2,000,000,000 unsold common shares, first preferred shares, debt securities, subscription receipts, warrants and units that were previously registered under the Registrant’s registration statement on Form F-10 (File No. 333-229991) initially filed with the U.S. Securities and Exchange Commission (the “Commission”) March 1, 2019.

(4)	Includes associated common share purchase rights.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this registration statement relates to registration statement 333-229991.

PART I—INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

The information contained in this prospectus is not completed and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Short Form Base Shelf Prospectus dated June 14, 2021

Base Shelf Prospectus

TRANSALTA CORPORATION

US$2,000,000,000

Common Shares

First Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

We may from time to time offer and issue (i) common shares (“Common Shares”), (ii) first preferred shares (“First Preferred Shares”), (iii) warrants to purchase Common Shares, First Preferred Shares or other securities (“Warrants”), (iv) subscription receipts that entitle the holder thereof to receive upon satisfaction of certain release conditions, and for no additional consideration, Common Shares (“Subscription Receipts”), (v) debt securities (“debt securities”), (vi) any combination of such securities, or (vii) units (“units”) comprised of one or more of such securities (the Common Shares, First Preferred Shares, Warrants, Subscription Receipts, debt securities and units are collectively referred to herein as the “Securities”) with an aggregate initial offering price not to exceed US$2,000,000,000 (or its equivalent in any other currency or currency unit used to denominate the Securities at the time of offering) during the 25 month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains valid. Eagle Hydro II LP (“Eagle Hydro II”) or certain affiliates of Brookfield Asset Management Inc. (“Brookfield” and collectively, the “Selling Shareholder”) may also offer and sell Common Shares from time to time pursuant to this Prospectus. See “Selling Shareholder” in this Prospectus. The debt securities may consist of debentures, notes or other types of debt and may be issuable in one or more series. The basis for calculating the dollar value of debt securities distributed under this Prospectus will be the aggregate principal amount of debt securities that we issue hereunder except in the case of any debt securities that are issued hereunder at an original issue discount, the dollar value of which will be calculated on the basis of the gross proceeds that we receive pursuant to such issuance(s).

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY UNITED STATES STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY UNITED STATES STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are permitted, under the multijurisdictional disclosure system adopted in the United States, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements incorporated herein by reference have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). As a result, such financial statements may not be comparable to financial statements of United States companies. See “About this Prospectus”.

The date of this prospectus is             , 2021

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and Canada. Such tax consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement (as defined herein). You should read the tax discussion under “Certain Income Tax Considerations” and in any relevant Prospectus Supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Corporation (as defined herein) is incorporated and organized under the laws of Canada, that most of TransAlta’s officers and directors are residents of Canada, that some or all of the underwriters or experts named in this Prospectus or a Prospectus Supplement may be residents of Canada, and that all or a substantial portion of the assets of the Corporation and of said persons may be located outside the United States.

The Securities offered hereby have not been qualified for sale under the securities laws of any province or territory of Canada (other than the Province of Alberta) and will not be offered or sold in Canada or to any resident of Canada.

The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions and other factors. The specific terms of any offering of Securities will be set forth in a prospectus supplement or supplements (each, a “Prospectus Supplement”) which will accompany this Prospectus. We reserve the right to include in a Prospectus Supplement specific terms pertaining to the Securities being offered that are not within the options and parameters set forth in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement before you invest in any Securities.

Our outstanding Common Shares are listed on the Toronto Stock Exchange (“TSX”) and on the New York Stock Exchange. Our outstanding First Preferred Shares, other than Series I, are listed on the TSX.

We may offer and sell the Securities and the Selling Shareholder may offer and sell Common Shares to or through underwriters or dealers purchasing as principals, directly to one or more purchasers or through agents. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged by TransAlta in connection with the offering and sale of the Securities, or by the Selling Shareholder in connection with the offering and sale of Common Shares, and will set forth the terms of the offering of such Securities, including the method of distribution, the proceeds to us and/or the Selling Shareholder and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of an offering of such Securities. The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis the Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, in which case the price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the distribution period.

Our head and registered office is located at 110 - 12th Avenue S.W., Calgary, Alberta, T2R 0G7.

2

ABOUT THIS PROSPECTUS

In this Prospectus, in any Prospectus Supplement and in documents incorporated by reference in this Prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. “U.S. dollars” or “US$” means lawful currency of the United States. Our consolidated financial statements have been prepared in accordance with IFRS and are stated in Canadian dollars. Unless otherwise indicated, all financial information included and incorporated by reference in this Prospectus has been determined using IFRS. Except as set forth under “Description of Debt Securities” or unless the context otherwise requires, all references in this Prospectus and any Prospectus Supplement to “TransAlta”, the “Corporation”, “we”, “us” and “our” mean TransAlta Corporation and its consolidated subsidiaries including any consolidated partnerships of which the Corporation or any of its subsidiaries are partners.

We may, from time to time, sell any combination of the Securities described in this Prospectus, and the Selling Shareholder may, from time to time, sell Common Shares, in one or more offerings with an aggregate initial offering price not to exceed US$2,000,000,000. This Prospectus provides a general description of the Securities that we and, in the case of the Common Shares, that we and the Selling Shareholder may offer. Each time we offer and sell Securities or the Selling Shareholder sells Common Shares under this Prospectus, we will provide you with a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing in any Securities, you should read both this Prospectus and any applicable Prospectus Supplement together with the additional information described below under “Documents Incorporated by Reference” and “Certain Available Information”.

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements. Each Prospectus Supplement will be incorporated by reference into this Prospectus for purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains.

You should rely only on the information contained in or incorporated by reference in this Prospectus or any applicable Prospectus Supplement and on the other information included in the registration statement on Form F-10 of which this Prospectus forms a part. References herein to this “Prospectus” include documents incorporated by reference herein. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these Securities and the Selling Shareholder is not making an offer to sell Common Shares in any jurisdiction where the offer or sale is not permitted by law. You should not assume that the information in this Prospectus, any applicable Prospectus Supplement or any documents incorporated by reference in this Prospectus or any applicable Prospectus Supplement is accurate as of any date other than the date on the front of those documents as our business, operating results, financial condition and prospects may have changed since that date.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents of TransAlta, filed with the Alberta Securities Commission and filed with or furnished to the SEC, are specifically incorporated by reference in, and form an integral part of, this Prospectus:

(a)

our consolidated audited annual financial statements, comprising the consolidated statements of financial position as at December  31, 2020 and 2019 and the consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2020 and the notes thereto (“Annual Financial Statements”) and the auditors’ report thereon and the auditors’ report on our internal control over financial reporting;

(b)	our management’s discussion and analysis of financial condition and results of operations (“Annual MD&A”) in respect of our Annual Financial Statements;

(c)	our annual information form dated March 2, 2021 (the “Annual Information Form”) for the year ended December 31, 2020;

(d)	our management proxy circular dated March 24, 2021 prepared in connection with TransAlta’s annual and special meeting of shareholders held on May 4, 2021;

(e)

our unaudited interim condensed consolidated financial statements, comprising the condensed consolidated statement of financial position as at March 31, 2021 and the condensed consolidated statements of earnings, comprehensive income, changes in equity and cash flows for the three-month periods ended March 31, 2021 and 2020 and the notes thereto (“Interim Financial Statements”); and

(f)	our management’s discussion and analysis of financial condition and results of operations (“Interim MD&A”) in respect of our Interim Financial Statements.

Any documents of the type required to be incorporated by reference in a short form prospectus pursuant to National Instrument 44-101 Short Form Prospectus Distributions (“NI 44-101”) of the Canadian Securities Administrators, including any documents of the type referred to above, material change reports (excluding confidential material change reports) and business acquisition reports, and any updated earnings coverage ratio information that we file with the Alberta Securities Commission after the date of this Prospectus and prior to 25 months from the date hereof shall be deemed to be incorporated by reference into this Prospectus. These documents are available through the internet on the System for Electronic Document Analysis and Retrieval (“SEDAR”), which can be accessed at www.sedar.com. In addition, any similar documents that we file with or furnish to the SEC, including our current reports on Form 6-K or annual reports on Form 40-F and any other documents filed with or furnished to the SEC, pursuant to Sections 13(a), 13(c) or 15(a) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), in each case after the date of this Prospectus, shall be deemed to be incorporated by reference into this Prospectus and the registration statement on Form F-10 of which this Prospectus forms a part, if and to the extent expressly provided in such filings. Our U.S. filings are electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and may be accessed at www.sec.gov.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute or be deemed to constitute a part of this Prospectus, except as so modified or superseded.

Upon a new annual information form and related annual audited comparative consolidated financial statements and accompanying management’s discussion and analysis being filed by TransAlta with, and where required, accepted by, the Alberta Securities Commission during the term of this Prospectus, the previous annual information form, the previous annual audited financial statements and accompanying management’s discussion and analysis, all interim financial statements and accompanying management’s discussion and analysis and all material change reports that we filed prior to the end, and all management information circulars and business acquisition reports that we filed prior to the beginning, of the financial year in respect of which our new annual information form and related annual audited comparative consolidated financial statements and accompanying management’s discussion and analysis are filed, shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new management information circular in connection with an annual general meeting being filed by TransAlta with the Alberta Securities Commission during the term of this Prospectus, any information circular prepared in connection with a prior annual general meeting of TransAlta shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon interim financial statements and accompanying management’s discussion and analysis being filed by TransAlta with the Alberta Securities Commission during the term of this Prospectus, all interim financial statements and accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

Information has been incorporated by reference in this Prospectus from documents filed with the Alberta Securities Commission and filed with or furnished to the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of TransAlta at P.O. Box 1900, Station “M”, 110 - 12th Avenue S.W., Calgary, Alberta, T2P 2M1; telephone (403) 267-7110.

CERTAIN AVAILABLE INFORMATION

We have filed with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), a registration statement on Form F-10 relating to the Securities and of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in such registration statement, certain items of which are incorporated by reference in or contained in the exhibits to such registration statement as permitted or required by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are only summaries, and in each instance, reference is made to the exhibit, if applicable, for a more complete description of the relevant matter, each such statement being qualified in its entirety by such reference. Items of information omitted from this Prospectus but contained in the registration statement on Form F-10 may be inspected and copied at the public reference facilities maintained at the offices of the SEC described below.

We are subject to the information requirements of the U.S. Exchange Act and, in accordance therewith, file reports and other information with the SEC. Under the multijurisdictional disclosure system adopted in the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. We are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Under the U.S. Exchange Act, we are not required to publish financial statements as promptly as United States companies. Such reports and other information may be inspected without charge, and copied upon payment of prescribed fees, at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and are also are available on the SEC’s EDGAR system, accessible at www.sec.gov.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including certain documents incorporated by reference herein, contains “forward-looking information”, within the meaning of applicable Canadian securities laws, and “forward-looking statements”, within the meaning of applicable United States securities laws, including the United States Private Securities Litigation Reform Act of 1995 (collectively referred to herein as “forward-looking statements”). All forward-looking statements are based on our beliefs as well as assumptions based on information available at the time the assumption was made and on management’s experience and perception of historical trends, current conditions, results and expected future developments, as well as other factors deemed appropriate in the circumstances. These forward-looking statements are not facts, but only predictions and generally can be identified by the use of statements that include phrases such as “may”, “will”, “believe,” “expect,” “anticipate,”, “contemplate”, “estimate”, “propose”, “might”, “shall”, “project”, “should”, “could”, “would”, “predict”, “forecast”, “pursue”, “capable”, “intend”, “plan”, “foresee”, “potential”, “enable”, “continue” or other words or phrases of similar import. Similarly, statements that describe the Corporation’s objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other important factors, many of which are beyond the Corporation’s control, that could cause actual events, outcomes or results to differ materially from those expressed or implied in the forward-looking statement. Although the Corporation believes that the assumptions and expectations conveyed by such forward-looking statements are reasonable based on information available on the date they are made, there can be no assurance that such assumptions and expectations will prove to be correct. In addition to the forward-looking statements contained in certain documents incorporated by reference herein, this Prospectus contains, without limitation, forward-looking statements pertaining to certain terms of the Securities and any offering made under this Prospectus.

The forward-looking statements contained in this Prospectus are based on many assumptions including, but not limited to, the following: no significant changes to applicable laws and regulations, including any tax and regulatory changes in the markets in which we operate; no material adverse impacts to the investment and credit markets; merchant power prices in Alberta and the Pacific Northwest; discount rates; our proportionate ownership of TransAlta Renewables Inc. (“TransAlta Renewables”) not changing materially; no decline in the dividends expected to be received from TransAlta Renewables; the expected life extension of the coal fleet and anticipated financial results generated on conversion; assumptions regarding the ability of the converted units to successfully compete in the Alberta energy-only market; and assumptions regarding our current strategy and priorities, including as it pertains to our current priorities relating to our conversions to gas, growing TransAlta Renewables and being able to realize the full economic benefit from the capacity, energy and ancillary services from our Alberta hydro assets. Additional assumptions on which we have based our 2021 guidance are disclosed with such guidance in the Annual MD&A.

Certain factors that could materially affect these forward-looking statements are described below and are incorporated by reference in this Prospectus, as described under “Risk Factors” in this Prospectus. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements and to not use future-oriented information or financial outlooks for anything other than their intended purpose. The forward-looking statements included in this document are made only as of the date of this Prospectus and the Corporation does not undertake to publicly update these forward-looking statements to reflect new information, future events or otherwise, except as required by applicable laws. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. The Corporation cannot assure you that projected results or events will be achieved.

Factors that may cause the Corporation’s actual plans, actions or results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements include risks relating to: fluctuations in demand, market prices and the availability of fuel supplies required to generate electricity; changes in demand for electricity and capacity and our ability to contract our generation for prices that will provide expected returns and replace contracts as they expire; the outcome of pending legal proceedings being adverse to TransAlta; the legislative, regulatory and political environments in the jurisdictions in which we operate; environmental requirements and changes in, or liabilities under, these requirements; changes in general economic or market conditions including interest rates; operational risks involving our facilities, including unplanned outages at such facilities; disruptions in the transmission and distribution of electricity; the effects of weather and other climate-change related risks; unexpected increases in cost structure and disruptions in the source of fuels, water or wind required to operate our facilities; failure to meet financial expectations; exposure of our facilities, construction projects and operations to effects of natural disasters, public health crises (such as pandemics and epidemics, including the COVID-19 coronavirus or any other similar illness) and other catastrophic events beyond our control, which could decrease the willingness of the general population to travel, cause staff shortages, reduce demand for the Corporation’s products and services, cause supply shortages and cause increased government regulation; natural and man-made disasters resulting in dam failures; the threat of domestic terrorism and cyberattacks; equipment failure and our ability to carry out or have completed the repairs in a cost-effective manner or timely manner; commodity risk management; industry risk and competition; the need to engage or rely on certain stakeholder groups and third parties; fluctuations in the value of foreign currencies and foreign political risks; the need for and availability of additional financing; structural subordination of securities; counterparty credit risk; changes in credit and market conditions; changes to our relationship with, or ownership of, TransAlta Renewables; risks associated with development projects and acquisitions, including capital costs, permitting, labour and engineering risks; increased costs or delays in the construction or commissioning of pipelines, or sourcing sufficient quantities of natural gas, for the converted units; changes in expectations in the payment of future dividends, including from TransAlta Renewables; insurance coverage; credit ratings; our provision for income taxes; legal, regulatory, and contractual disputes and proceedings involving the Corporation; outcomes of investigations and disputes; reliance on key personnel; labour relations matters; and development projects and acquisitions. The foregoing risk factors, among others, are described in further detail under the heading “Risk Factors” in this Prospectus and in the documents incorporated by reference in this Prospectus, including the Annual MD&A and the Annual Information Form (or, as applicable, our annual information form and our management’s discussion and analysis for subsequent periods). The Corporation cautions that the foregoing list of factors that may affect future plans, actions or results is not exhaustive. The forward-looking statements contained and incorporated by reference in this Prospectus are expressly qualified by this cautionary statement.

TRANSALTA CORPORATION

TransAlta is a corporation amalgamated under the Canada Business Corporations Act. The registered office and principal place of business of TransAlta is located at 110 - 12th Avenue S.W., Calgary, Alberta, Canada, T2R 0G7. For further information on the intercorporate relationships among TransAlta and its subsidiaries, please refer to our most recent annual information form.

TransAlta and its predecessors have been engaged in the development, production and sale of electric energy since 1911 and are among Canada’s largest non-regulated electricity generation and energy marketing companies. We are focused on generating and marketing electricity in Canada, the United States and Western Australia through our diversified portfolio of facilities fuelled by hydro, wind, solar, energy storage, natural gas and thermal coal.

TransAlta Corporation is the majority owner of TransAlta Renewables, with an approximate 60 per cent direct and indirect ownership interest as of the date of this Prospectus. TransAlta Renewables is one of the largest generators of wind power and among the largest publicly traded renewable power generation companies in Canada. TransAlta Renewables, or one or more of its wholly-owned subsidiaries, directly own certain of our wind, hydro, natural gas and energy storage facilities. TransAlta Renewables also owns economic interests in a number of our other facilities. TransAlta Corporation provides all management, administrative and operational services required for TransAlta Renewables to operate and administer its assets and to acquire additional assets pursuant to certain agreements.

CONSOLIDATED CAPITALIZATION

There have been no material changes in our share and loan capital, on a consolidated basis, since March 31, 2021 to the date of this Prospectus.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from the sale of the Securities will be used for general corporate purposes, which may include the repayment of indebtedness, the financing of our long-term investment plan and growth projects. The amount of net proceeds expected to be received from the sale of Securities, and each of the principal purposes for which we will use those net proceeds, will be set forth in the applicable Prospectus Supplement. We may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus. The Corporation will not receive any proceeds from the sale of Common Shares sold by the Selling Shareholder under this Prospectus.

EARNINGS COVERAGE RATIOS

Information regarding our earnings coverage ratios will be provided in the applicable Prospectus Supplement relating to any offering of debt securities having a term to maturity in excess of one year or Preferred Shares pursuant to this Prospectus as required by applicable securities laws.

DESCRIPTION OF SHARE CAPITAL

General

As of the date of this Prospectus, the Corporation’s authorized share capital consists of an unlimited number of Common Shares and an unlimited number of First Preferred Shares, issuable in series.

Common Shares

The following description is a summary of the material attributes and characteristics of the Common Shares.

Each Common Share of the Corporation entitles the holder thereof to one vote for each Common Share held at all meetings of shareholders of the Corporation, except meetings at which only holders of another specified class or series of shares are entitled to vote, to receive dividends if, as and when declared by the board of directors (the “Board”), subject to prior satisfaction of preferential dividends applicable to any First Preferred Shares and any other class of shares of the Corporation ranking prior to the Common Shares, and to participate rateably in any distribution of the assets of the Corporation upon a liquidation, dissolution or winding up, subject to prior rights and privileges attaching to the First Preferred Shares and any other class of shares of the Corporation ranking prior to the Common Shares. The Common Shares are not convertible and are not entitled to any pre-emptive rights. The Common Shares are not entitled to cumulative voting.

The Common Shares offered pursuant to this Prospectus may include Common Shares issuable upon conversion or exchange of any First Preferred Shares of any series or upon exercise of any Warrants or upon conversion of any Subscription Receipts.

First Preferred Shares

The following description is a summary of the material attributes and characteristics of the First Preferred Shares.

TransAlta is authorized to issue an unlimited number of First Preferred Shares, issuable in series and, with respect to each series, the Board is authorized to fix the number of shares comprising the series and determine the designation, rights, privileges, restrictions and conditions attaching to such shares, subject to certain limitations.

The First Preferred Shares of all series rank senior to all other shares of TransAlta with respect to priority in payment of dividends and with respect to distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, or a reduction of stated capital. Holders of First Preferred Shares are entitled to receive cumulative quarterly dividends on the subscription price thereof as and when declared by the Board at the rate established by the Board at the time of issue of shares of a series. No dividends may be declared or paid on any other shares of TransAlta unless all cumulative dividends accrued upon all outstanding First Preferred Shares have been paid or declared and set apart. In the event of the liquidation, dissolution or winding up of the Corporation, or a reduction of stated capital, no sum shall be paid or assets distributed to holders of other shares of the Corporation until the holders of First Preferred Shares shall have been paid the subscription price of their shares, plus a sum equal to the premium payable on a redemption, plus a sum equal to the arrears of dividends accumulated on the First Preferred Shares to the date of such liquidation, dissolution, winding up, or reduction of stated capital, as applicable. After payment of such amount, the holders of First Preferred Shares shall not be entitled to share further in the distribution of the assets of the Corporation.

The Board may include in the share conditions attaching to a particular series of First Preferred Shares certain voting rights effective upon the Corporation failing to make payment of six quarterly dividend payments, whether or not consecutive. These voting rights continue for so long as any dividends remain in arrears. These voting rights are the right to one vote for each $25 of subscription price on all matters in respect of which shareholders vote, and additionally, the right of all series of First Preferred Shares, voting as a combined class, to elect two directors of the Corporation if the Board then consists of less than 16 directors, or three directors if the Board consists of 16 or more directors. Otherwise, except as required by law, the holders of First Preferred Shares shall not be entitled to vote or to receive notice of or to attend at any meeting of the shareholders of TransAlta.

Subject to the share conditions attaching to any particular series providing to the contrary, TransAlta may redeem First Preferred Shares of a series, in whole or from time to time in part, at the redemption price applicable to each series and has the right to acquire any of the First Preferred Shares of one or more series by purchase for cancellation in the open market or by invitation for tenders at a price not to exceed the redemption price applicable to the series.

The Prospectus Supplement will set forth the following terms relating to the First Preferred Shares being offered:

•	the maximum number of First Preferred Shares;

•	the designation of the series;

•	the offering price;

•	the annual dividend rate and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

•

the price and the terms and conditions for redemption, if any, including redemption at TransAlta’s option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;

•

the terms and conditions, if any, for conversion or exchange for shares of any other class of TransAlta or any other series of First Preferred Shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	whether such First Preferred Shares will be listed on any securities exchange;

•	the voting rights, if any; and

•	any other rights, privileges, restrictions, or conditions.

Related Party Articles Provisions

The following description is a summary of the material attributes and characteristics of the related party provisions of the articles of the Corporation. Prospective investors are encouraged to review the full text of the articles of the Corporation, a copy of which can be found on SEDAR under our profile at www.sedar.com.

The articles of the Corporation contain provisions restricting the ability of the Corporation to enter into a “Specified Transaction” with a “Major Shareholder”. A Specified Transaction requires the approval of a majority of the votes cast by holders of voting shares of the Corporation, as well as the approval of a majority of the votes cast by holders of such voting shares, excluding any Major Shareholder. A Major Shareholder generally means the beneficial owner of more than 20% of the outstanding voting shares of the Corporation. The articles contain a broad definition of beneficial ownership, and in particular, a person is considered to beneficially own shares owned by its associates and affiliates, as those terms are defined in the articles. Transactions which are considered to be Specified Transactions include the following: a merger or amalgamation of the Corporation with a Major Shareholder; the furnishing of financial assistance by the Corporation to a Major Shareholder; certain sales of assets or provision of services by the Corporation to a Major Shareholder or vice versa; certain issuances of securities by the Corporation which increase the proportionate voting interest of a Major Shareholder; a reorganization or recapitalization of the Corporation which increases the proportionate voting interest of a Major Shareholder; and the creation of a class or series of non-voting shares of the Corporation which has a residual right to participate in earnings of the Corporation and assets of the Corporation upon dissolution or winding up.

Shareholder Rights Plan

The Corporation implemented a shareholder rights plan (the “Rights Plan”) pursuant to a Shareholder Rights Plan Agreement (the “Rights Plan Agreement”) dated as of October 13, 1992, as amended and restated as of April 26, 2019, between the Corporation and Computershare Trust Company of Canada (as successor rights agent). The Rights Plan was last confirmed at our annual and special meeting of shareholders on April 26, 2019 and will expire at the close of business on the date of our 2022 annual meeting of shareholders, unless ratified and extended by a further vote of the shareholders. For further particulars, reference should be made to the Rights Plan Agreement, as amended and restated. A copy of the Rights Plan Agreement may be obtained by contacting the Corporate Secretary, TransAlta Corporation, 110—12th Avenue S.W., Calgary, Alberta T2P 2M1; telephone: (403) 267-7110; or by email: corporate_secretary@transalta.com. A copy of the Rights Plan Agreement is also available electronically on SEDAR under our profile, which can be accessed at www.sedar.com, and on the SEC’s EDGAR system at www.sec.gov.

DESCRIPTION OF WARRANTS

General

The Corporation may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants will be issued under and governed by the terms of one or more warrant agreements or indentures that the Corporation will enter into with one or more banks or trust companies acting as warrant agent or trustee that will be named in the applicable Prospectus Supplement.

Selected provisions of the Warrants and the warrant agreements or indentures are summarized below. This summary is not complete. The statements made in this Prospectus relating to any warrant agreement or indenture and Warrants to be issued thereunder are summaries of certain anticipated provisions thereof and should be read together with the applicable warrant agreement or indenture.

A description of the material terms of any Warrants that we offer, and the extent to which the general terms and provisions described in this section apply to those Warrants, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Warrants being offered:

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price, if any;

•

the designation, number and terms of the Common Shares, First Preferred Shares or other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods on, after or during which the Warrants are exercisable;

•	the designation and terms of any Securities with which the Warrants are issued and the number of Warrants that will be issued with each such Security;

•	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

•	the currency or currency unit in which the offering price, if any, and exercise price are denominated;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether such Warrants will be listed on any securities exchange;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions; and

•	any other terms of the Warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities underlying the Warrants.

Modifications

The Corporation may amend the warrant agreements or indentures and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of the outstanding Warrants. Other amendment provisions shall be as indicated in the Prospectus Supplement.

Enforceability

The warrant agent or trustee, as applicable, will act solely as the Corporation’s agent. The warrant agent or trustee, as applicable, will not have any duty or responsibility if the Corporation defaults under the warrant agreements or indentures or the warrant certificates. A Warrant holder may, without the consent of the warrant agent or trustee, as applicable, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Corporation may issue Subscription Receipts, independently or together with other Securities, and Subscription Receipts sold with other Securities may be attached to or separate from the other Securities. Subscription Receipts will be issued under one or more subscription receipt agreements that we will enter into with one or more escrow agents. If underwriters or agents are involved in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the subscription receipt agreement governing those Subscription Receipts. The relevant subscription receipt agreement will establish the terms of the Subscription Receipts.

A Subscription Receipt is a security of the Corporation that will entitle the holder to receive upon satisfaction of one or more release conditions, and for no additional consideration, a specified number of Securities. A description of the material terms of any Subscription Receipts that we offer, and the extent to which the general terms and provisions described in this section apply to those Subscription Receipts, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the Subscription Receipts being offered:

•	the designation of the Subscription Receipts;

•	the aggregate number of Subscription Receipts offered and the offering price;

•	the currency or currency unit in which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for which the holders of Subscription Receipts will become entitled to receive Securities;

•

the number of Securities that may be obtained upon the conversion of each Subscription Receipt, the anti-dilution provisions that will result in the adjustment of that number and the period or periods during which any conversion must occur;

•	the designation and terms of any other Securities with which the Subscription Receipts will be offered and the number of Subscription Receipts that will be offered with each Security;

•

the gross proceeds from the sale of such Subscription Receipts, including (if applicable) the terms applicable to the escrow agent holding in escrow all or a portion of the gross proceeds from the sale of such Subscription Receipts, plus any interest earned thereon, pending satisfaction of the release conditions;

•	the material income tax consequences of owning, holding and disposing of such Subscription Receipts;

•	whether such Subscription Receipts will be listed on any securities exchange;

•

procedures for the refund by the escrow agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the release conditions are not satisfied;

•	any entitlement of ours to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether we will issue the Subscription Receipts as global securities and, if so, who the depository will be;

•	provisions as to modification, amendment or variation of the subscription receipt agreement or any rights or terms attaching to the Subscription Receipts;

•	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other Securities described in this Prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each Security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a unit is issued may provide that the Securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

A description of the material terms of any units that we offer, and the extent to which the general terms and provisions described in this section apply to those units, will be set out in the applicable Prospectus Supplement. The Prospectus Supplement will describe some or all of the following terms relating to the units being offered:

•	the designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Securities comprising the units; and

•	whether the units will be issued as global securities and, if so, who the depositary will be.

DESCRIPTION OF DEBT SECURITIES

In this section, the terms “Corporation” and “TransAlta” refer only to TransAlta Corporation without its subsidiaries through which it operates. The following description of debt securities sets forth certain general terms and provisions of the debt securities that may be offered under this Prospectus and in respect of which a Prospectus Supplement may be filed. The Corporation will provide particular terms and provisions of a series of debt securities and a description of how the general terms and provisions described below may apply to that series in a Prospectus Supplement. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

This Prospectus does not qualify the distribution of debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, the debt securities that may be distributed under this Prospectus include debt securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as LIBOR, EURIBOR or a United States federal funds rate.

Unless otherwise specified in the applicable Prospectus Supplement, the debt securities will be issued under an indenture (the “Indenture”) dated as of June 25, 2002 between TransAlta and The Bank of New York Mellon (formerly known as The Bank of New York) as trustee (the “Trustee”). The Indenture is subject to, and governed by, the U.S. Trust Indenture Act of 1939, as amended. The Indenture has been filed as an exhibit to the registration statement on Form F-10 of which this Prospectus is a part and is available as described above under “Certain Available Information”. The following is a summary of the Indenture. Whenever there are references to particular provisions of the Indenture, those provisions are qualified in their entirety by reference to the Indenture. References in parentheses are to section numbers of the Indenture.

The Corporation may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this Prospectus.

General

The Indenture does not limit the aggregate principal amount of debt securities which may be issued under the Indenture. It provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency. Material Canadian and United States federal income tax considerations applicable to any debt securities, and special tax considerations applicable to the debt securities denominated in a currency or currency unit other than Canadian or U.S. dollars, will be described in the Prospectus Supplement relating to the offering of debt securities.

The Prospectus Supplement will set forth the following terms relating to the debt securities being offered:

•	the specific designation and any limit on the aggregate principal amount of the debt securities;

•	the extent and manner, if any, to which payment on or in respect of the debt securities will be senior or will be subordinated to the prior payment of other liabilities and obligations of TransAlta;

•	the percentage or percentages of principal amount at which the debt securities will be issued;

•	the date or dates on which the principal (and premium, if any) on the debt securities will be payable;

•	the rate or rates (whether fixed or variable) at which the debt securities will bear interest, if any (or the manner of calculation thereof) and the date or dates from which such interest will accrue;

•	the dates on which any interest will be payable and the regular record dates for the payment of interest on debt securities in registered form;

•

the place or places where the principal of (and premium, if any) and interest, if any, on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•	the currency or currency unit in which the debt securities are denominated or in which payment of the principal of (and premium, if any) and interest, if any, on such debt securities will be payable;

•	whether debt securities will be issuable in the form of one or more global securities and if so the identity of the depository for the global securities;

•	any mandatory or optional sinking fund provisions;

•

the period or periods, if any, within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which the debt securities may be redeemed or purchased by TransAlta;

•

the terms and conditions, if any, upon which TransAlta or the purchaser may redeem debt securities prior to maturity and the price or prices at which and the currency or currency unit in which the debt securities are payable;

•	any index used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities;

•	the terms, if any, on which the debt securities may be converted or exchanged for other securities of TransAlta or other entities;

•

whether and under what circumstances TransAlta will pay additional amounts on the debt securities in respect of certain taxes (and the terms of any such payment) and, if so, whether TransAlta has the right to redeem the debt securities of any series rather than pay the additional amounts (and terms of any such right);

•	whether debt securities are to be listed on any securities exchange;

•	whether the debt securities of the series are to be issuable as registered securities, bearer securities (with or without coupons) or both;

•

if other than denominations of US$1,000 and any integral multiple thereof, the denominations in which any registered securities of the series shall be issuable and, if applicable, the denomination of any bearer securities; and

•

any other terms of the debt securities including covenants and Events of Default which apply solely to a particular series of debt securities being offered which do not apply generally to the debt securities, or any covenants or Events of Default generally applicable to debt securities which do not apply to a particular series of debt securities (Section 3.1).

Unless otherwise indicated in the applicable Prospectus Supplement, the Indenture does not afford the holders the right to tender debt securities to TransAlta for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest, in the event TransAlta should become involved in a highly leveraged transaction or in the event of a change in control of TransAlta.

Debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and may be offered and sold at a discount below their stated principal amount. The Canadian and United States federal income tax consequences and other special considerations applicable to any such discounted debt securities or other debt securities offered and sold at par which are treated as having been issued at a discount for Canadian and/or United States federal income tax purposes will be described in the applicable Prospectus Supplement.

Unless otherwise indicated in the applicable Prospectus Supplement, TransAlta may, without the consent of the holders thereof reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, the debt securities will be unsecured obligations and will rank equally with all of TransAlta’s other unsecured and unsubordinated indebtedness. TransAlta conducts a significant amount of its operations through its subsidiaries. The debt securities issued under this Prospectus will be structurally subordinated to all existing and future liabilities, including trade payables and other indebtedness of our subsidiaries.

Form, Denominations and Exchange

Debt securities of a series are issuable as registered securities in denominations of US$1,000 and integral multiples of US$1,000 or in such other denominations as may be set out in the terms of the debt securities of any particular series (Section 3.2). The Indenture also provides that debt securities of a series may be issuable in global form (Section 3.1).

Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations (Section 3.5).

The applicable Prospectus Supplement may indicate the places to register a transfer of debt securities. Except for certain restrictions set forth in the Indenture, no service charge will be made for any registration of transfer or exchange of the debt securities, but the Corporation may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions (Section 3.5).

We shall not be required to: (i) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or (iii) issue, register the transfer of or exchange any debt securities which have been surrendered for repayment at the option of the holder, except the portion, if any, thereof not to be so repaid (Section 3.5).

Under limited circumstances, we may issue debt securities in bearer form, in which case the applicable Prospectus Supplement will contain information regarding form, denomination and exchange of those bearer securities.

Payment

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of and premium, if any, and interest, if any, on debt securities (other than global securities) will be made at the office or agency of the Trustee, at 240 Greenwich Street, New York, New York, 10286, or TransAlta can pay principal, interest and any premium by (i) cheque, mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or (ii) wire transfer to an account located in the United States of the person entitled to receive payments (Sections 3.7, 10.1 and 10.2).

Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by TransAlta (Section 3.7).

Global Securities

The registered debt securities of a series may be issued in whole or in part in global form (a “Global Security”) and will be registered in the name of and be deposited with a depository (the “Depositary”), or its nominee, each of which will be identified in the Prospectus Supplement (Section 3.1). Unless and until exchanged, in whole or in part, for debt securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of the successor (Section 3.5).

The specific terms of the depository arrangement with respect to any portion of a particular series of debt securities to be represented by a Global Security will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will apply to all depository arrangements.

Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such persons having accounts with such Depositary or its nominee (“participants”). Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by TransAlta if such debt securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the Depositary for a Global Security or its nominee is the registered owner of the Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by the Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest on Global Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such debt securities. None of TransAlta, the Trustee or any paying agent for debt securities represented by the Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Corporation expects that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

If a Depositary for a Global Security representing a particular series of debt securities is at any time unwilling or unable or no longer qualified to continue as depository and a successor depository is not appointed by TransAlta within 90 days, the Corporation will issue debt securities of such series in definitive form in exchange for a Global Security representing such series of debt securities. Further, if an Event of Default under the Indenture occurs and is continuing, debt securities of a series in definitive form will be printed and delivered. In addition, the Corporation may at any time and in its sole discretion determine not to have debt securities of a series represented by a Global Security and, in such event, will issue debt securities of a series in definitive form in exchange for all of the Global Securities representing the series of debt securities (Section 3.5).

Definitions

The Indenture contains, among others, definitions substantially to the following effect:

“Attributable Amount” means with respect to any sale and leaseback transaction (as defined herein under the heading “Covenants—Restrictions on Sales and Leasebacks” below), as at the time of determination, the present value (discounted at the rate of interest set forth or implicit in the terms of such lease, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction.

“Consolidated Net Tangible Assets” means all consolidated assets of the Corporation as shown on the most recent audited consolidated balance sheet of the Corporation, less the aggregate of the following amounts reflected upon such balance sheet:

(a)	all goodwill, deferred assets, trademarks, copyrights and other similar intangible assets;

(b)

to the extent not already deducted in computing such assets and without duplication, depreciation, depletion, amortization, reserves and any other account which reflects a decrease in the value of an asset or a periodic allocation of the cost of an asset; provided that no such deduction shall be made to the extent such account reflects a decrease in the value or periodic allocation of the cost of any assets referred to in (a) above;

(c)	minority interests;

(d)	current liabilities; and

(e)

assets created, developed, constructed or acquired with or in respect of which Non-Recourse Debt has been incurred, and any and all receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with those assets (including the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which recourse of the lender of such Non-Recourse Debt is limited to the extent of the outstanding Non-Recourse Debt financing such assets.

“Consolidated Shareholders’ Equity” means, without duplication, the aggregate amount of shareholders’ equity (including, without limitation, common share capital, preferred share capital, contributed surplus and retained earnings) of the Corporation as shown on the most recent audited consolidated balance sheet of the Corporation, adjusted by the amount by which common share capital, preferred share capital and contributed surplus has been increased or decreased (as the case may be) from the date of such balance sheet to the relevant date of determination, in accordance with Generally Accepted Accounting Principles, together with the aggregate principal amount of obligations of the Corporation in respect of Preferred Securities.

“Financial Instrument Obligations” means obligations arising under:

(a)

any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is interest rates or the price, value, or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt);

(b)

any currency swap agreement, cross currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c)

any agreement for the making or taking of any commodity (including natural gas, oil or electricity), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Corporation where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity;

to the extent of the net amount due or accruing due by the Corporation thereunder (determined by marking to market the same in accordance with their terms).

“Generally Accepted Accounting Principles” means generally accepted accounting principles which are in effect from time to time in Canada.

“Indebtedness” means all items of indebtedness in respect of any amounts borrowed (including obligations with respect to bankers’ acceptances and contingent reimbursement obligations relating to letters of credit and other financial instruments) and all Purchase Money Obligations which, in accordance with Generally Accepted Accounting Principles, would be recorded in the financial statements as at the date as of which Indebtedness is to be determined, and in any event including, without duplication:

(a)	obligations secured by any Security Interest existing on property owned subject to such Security Interest, whether or not the obligations secured thereby shall have been assumed; and

(b)

guarantees, indemnities, endorsements (other than endorsements for collection in the ordinary course of business) or other contingent liabilities in respect of obligations of another person for indebtedness of that other person in respect of any amounts borrowed by them.

“Material Subsidiary” means, at any time, a Subsidiary:

(a)

the total assets of which represent more than 10% of the total assets of the Corporation determined on a consolidated basis as shown in the most recent audited consolidated balance sheet of the Corporation; or

(b)

the total revenues of which represent more than 10% of the total revenues of the Corporation determined on a consolidated basis as shown in the consolidated income statement of the Corporation for the four most recent fiscal quarters of the Corporation.

“Non-Recourse Debt” means any Indebtedness incurred to finance the creation, development, construction or acquisition of assets and any increases in or extensions, renewals or refundings of any such Indebtedness, provided that the recourse of the lender thereof or any agent, trustee, receiver or other person acting on behalf of the lender in respect of such Indebtedness in respect thereof is limited in all circumstances (other than in respect of false or misleading representations or warranties and customary indemnities provided with respect to such financings) to the assets created, developed, constructed or acquired in respect of which such Indebtedness has been incurred and to any receivables, inventory, equipment, chattel paper, intangibles and other rights or collateral arising from or connected with the assets so created, developed, constructed or acquired (including the shares or other ownership interests of a single purpose entity which holds only such assets and other rights and collateral arising from or connected therewith) and to which the lender has recourse.

“Permitted Encumbrance” means any of the following:

(a)

any Security Interest existing as of the date of the first issuance by the Corporation of debt securities issued pursuant to the Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance;

(b)	any Security Interest created, incurred or assumed to secure any Purchase Money Obligation;

(c)	any Security Interest created, incurred or assumed to secure any Non-Recourse Debt;

(d)	any Security Interest in favour of any Wholly owned Subsidiary;

(e)

any Security Interest on property of a corporation or its Subsidiaries which Security Interest exists at the time such corporation is merged into, or amalgamated or consolidated with the Corporation or such property is otherwise directly or indirectly acquired by the Corporation, other than a Security Interest incurred in contemplation of such merger, amalgamation, consolidation or acquisition;

(f)

any Security Interest securing any Indebtedness to any bank or banks or other lending institution or institutions incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 12 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

(g)	any Security Interest on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations;

(h)	certain Security Interests in respect of liens or other encumbrances, not related to the borrowing of money, incurred or arising by operation of law or in the ordinary course of business;

(i)

any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any Security Interest referred to in the foregoing clauses (a) through (h) inclusive, provided the extension, renewal, alteration or replacement of such Security Interest is limited to all or any part of the same property that secured the Security Interest extended, renewed, altered or replaced (plus improvements on such property) and the principal amount of the Indebtedness secured thereby is not increased; and

(j)

any other Security Interest if the aggregate amount of Indebtedness secured pursuant to this clause (j) (together with the Attributable Amount of any sale and leaseback) does not exceed 20% of Consolidated Net Tangible Assets.

“Preferred Securities” means securities which on the date of issue thereof by a person:

(a)	have a term to maturity of more than 30 years;

(b)	rank subordinate to the unsecured and unsubordinated Indebtedness of such person outstanding on such date;

(c)	entitle such person to defer the payment of interest thereon for more than four years without thereby causing an event of default in respect of such securities to occur; and

(d)	entitle such person to satisfy the obligation to make payments of deferred interest thereon from the proceeds of the issuance of its shares.

“Purchase Money Obligation” means any monetary obligation created or assumed as part of the purchase price of real or tangible personal property, whether or not secured, any extensions, renewals, alterations or replacements of any such obligation, provided that the principal amount of such obligation outstanding on the date of such extension, renewal, alteration or replacement is not increased and further provided that any security given in respect of such obligation shall not extend to any property other than the property acquired in connection with which such obligation was created or assumed and fixed improvements, if any, erected or constructed thereon.

“Security Interest” means any mortgage, charge, pledge, lien, encumbrance, assignment by way of security, title retention agreement or other security interest whatsoever, howsoever created or arising, whether absolute or contingent, fixed or floating, perfected or not, which secures payment or performance of an obligation.

“Subsidiary” means, in relation to a person:

(a)

any corporation of which at least a majority of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by the person or one or more of its Subsidiaries, or the person and one or more of its Subsidiaries;

(b)

any partnership of which the person or one or more of its Subsidiaries, or the person and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated) thereof; and (ii) is a general partner, in the case of a limited partnership, or is a partner that has authority to bind the partnership, in all other cases; or

(c)

any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated) are at the time directly, indirectly or beneficially owned or controlled by the first mentioned person or one or more of its Subsidiaries, or the first mentioned person and one or more of its Subsidiaries.

“Wholly owned Subsidiary” means any Subsidiary that the Corporation directly or indirectly beneficially owns 100% of the outstanding shares having by the terms thereof ordinary voting power to elect a majority of the board of directors of such Subsidiary or owns, directly or indirectly, 100% of the income, capital, beneficial or ownership interests (however designated) thereof.

Covenants

The Indenture contains covenants substantially to the following effect:

Negative Pledge

So long as any debt securities remain outstanding the Corporation and its Subsidiaries will not create, assume or otherwise have outstanding any Security Interest, except for Permitted Encumbrances, on or over its or their respective assets (present or future) in respect of any Indebtedness of any person unless, in the opinion of legal counsel to the Corporation or the Trustee, the obligations of the Corporation in respect of all debt securities then outstanding shall be secured equally and rateably therewith (Section 10.12).

Restriction on Sales and Leasebacks

The Corporation will not, and will not permit any Subsidiary to, enter into any sale and leaseback transaction unless the Corporation and its Subsidiaries comply with this restrictive covenant. A “sale and leaseback transaction” is an arrangement between the Corporation or any Subsidiary and a bank, insurance company or other lender or investor where the Corporation or any Subsidiary lease real or personal property which was or will be sold by the Corporation or any Subsidiary to that lender or investor. The Corporation can comply with this restrictive covenant if it meets either of the following conditions:

(a)

the sale and leaseback transaction is entered into prior to, concurrently with or within 270 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the property; or

(b)	the Corporation or its Subsidiaries could otherwise grant a Security Interest on the property as permitted by the provisions of the covenant described in “—Negative Pledge” (Section 10.10).

Mergers, Consolidations, Amalgamations and Sale of Assets

The Corporation will not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other person (the “Successor”), whether by reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale, or otherwise, unless:

(a)	the Successor expressly assumes all of the covenants and obligations of the Corporation under the Indenture and the transaction otherwise meets all of the requirements of the Indenture;

(b)

the entity formed by or continuing from such consolidation or amalgamation or into which the Corporation is merged or with which the Corporation enters into such arrangement or the person which acquires or leases all or substantially all of the Corporation’s properties and assets is organized and existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province thereof;

(c)

immediately before and after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(d)

no condition or event will exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor will become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default under the Indenture.

In addition to the above conditions, such transaction will, to the satisfaction of the Trustee, substantially preserve and not impair any of the rights and powers of the Trustee or of the debt security holders (Section 8.1).

If, as a result of any consolidation, amalgamation, arrangement, merger or upon any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Corporation to any other person, any of the properties or assets of the Corporation or its Subsidiaries become subject to a Security Interest, then, unless such Security Interest could be created pursuant to the Indenture provisions described under “Negative Pledge” above without equally and rateably securing debt securities, the Corporation, simultaneously with or prior to such transaction, will cause any debt securities of the Corporation then outstanding to be secured equally and rateably with or prior to the Indebtedness secured by such Security Interest (Section 8.4).

Payment of Additional Amounts

Unless otherwise specified in an applicable Prospectus Supplement, TransAlta will, subject to the exceptions and limitations set forth below, pay to the holder of any debt security who is a non resident of Canada under the Income Tax Act (Canada) such additional amounts as may be necessary so that the amount received by such holder on any payment made under or with respect to such debt security, after deduction or withholding by TransAlta or any of its paying agents for or on account of any present or future tax, duty, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax (collectively, “Canadian Taxes”) upon or as a result of such payment, will not be less than the amount that the holder would have received if such Canadian Taxes had not been withheld or deducted. However, TransAlta will not be required to make any payment of additional amounts:

(a)

to any person in respect of whom such Canadian Taxes are required to be withheld or deducted as a result of such person not dealing at arm’s length with TransAlta (within the meaning of the Income Tax Act (Canada));

(b)

to any person by reason of such person being connected with Canada (otherwise than merely by holding or ownership of any series of debt securities or receiving any payments or exercising any rights thereunder), including without limitation a non resident insurer who carries on an insurance business in Canada and in a country other than Canada;

(c)

for or on account of any Canadian Taxes which would not have been so imposed but for: (i) the presentation by the holder of such debt security or coupon for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or (ii) the holder’s failure to comply with any certification, identification, information, documentation or other reporting requirements if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from or a reduction in the rate of deduction or withholding of any such taxes, assessment or charge;

(d)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(e)

for or on account of any Canadian Taxes required to be withheld by any paying agent from any payment to a person on a debt security if such payment can be made to such person without such withholding by at least one other paying agent the identity of which is provided to such person;

(f)	for or on account of any Canadian Taxes which are payable otherwise than by withholding from a payment on a debt security; or

(g)	for any combination of items (a), (b), (c), (d), (e) and (f);

nor will additional amounts be paid with respect to any payment on a debt security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such debt security.

The Corporation will furnish to the holders of the debt securities, within 30 days after the date of the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Corporation.

Wherever in the Indenture there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, interest or any other amount payable under or with respect to a debt security, such mention shall be deemed to include mention of the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable in respect thereof (Section 10.5).

Redemption

If and to the extent specified in an applicable Prospectus Supplement, the debt securities of a series will be subject to redemption at the time or times specified therein, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest to the date fixed for redemption, upon the giving of a notice. Notice of redemption of the debt securities of such series will be given not more than 60 nor less than 30 days prior to the date fixed for redemption and will specify the date fixed for redemption (Section 11.4).

Provision of Financial Information

TransAlta will file with the Trustee, within 15 days after it files them with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which TransAlta is required to file with the SEC pursuant to Section 13 or 15(d) of the U.S. Exchange Act. Notwithstanding that TransAlta may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, TransAlta will continue to provide the Trustee (a) within 140 days after the end of each fiscal year, the information required to be contained in annual reports on Form 20-F or Form 40-F as applicable (or any successor form); and (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the information required to be contained in reports on Form 6-K (or any successor form), which, regardless of applicable requirements shall, at a minimum, consist of such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the Toronto Stock Exchange, whether or not TransAlta has any of its securities listed on such exchange. Such information will be prepared in accordance with Canadian disclosure requirements and Generally Accepted Accounting Principles (Section 7.5).

Events of Default

Unless otherwise specified in the Prospectus Supplement relating to a particular series of debt securities, the following events are defined in the Indenture as “Events of Default” with respect to debt securities of any series: (a) the failure of the Corporation to pay when due the principal of or premium (if any) on any debt securities; (b) the failure of the Corporation, continuing for 30 days, to pay any interest due on any debt securities; (c) the breach or violation of any covenant or condition (other than as referred to in (a) and (b) above), which continues for a period of 60 days after notice from the Trustee or from holders of at least 25% in principal amount of all outstanding debt securities of any series affected thereby (or such longer period as may be agreed to by the Trustee); (d) the failure of the Corporation or any Subsidiary to pay when due (after giving effect to any applicable grace periods) any amount owing in respect of any Indebtedness other than Non-Recourse Debt, or the Corporation or any Subsidiary otherwise defaults in connection with such Indebtedness, and if such Indebtedness has not matured it shall have been accelerated, provided that the aggregate principal amount of such Indebtedness is in excess of the greater of US$75 million and 3% of Consolidated Shareholders’ Equity (provided that if such default is waived by the persons entitled to do so, then the Event of Default in this clause (d) will be deemed to be waived without further action on the part of the Trustee or the holders of the debt securities); (e) the entry of certain judgments or decrees against the Corporation or any Material Subsidiary for the payment of money in excess of the greater of US$75 million and 3% of Consolidated Shareholders’ Equity, in the aggregate, if the Corporation or any such Material Subsidiary, as the case may be, fails to pay such decree or judgment within 60 days or file an appeal thereof within 60 days or, if the Corporation or such Material Subsidiary, as the case may be does file an appeal, that judgment or decree is not and does not remain vacated, discharged or stayed as provided in the Indenture; (f) certain events of bankruptcy, insolvency or reorganization involving the Corporation or a Material Subsidiary; or (g) any other Event of Default provided with respect to debt securities of that series (Section 5.1).

If an Event of Default occurs and is continuing with respect to any series of debt securities, then and in every such case the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such affected series may, subject to any subordination provisions thereof, declare the entire principal amount (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in the terms of that series) of all debt securities of such series and all interest thereon to be immediately due and payable. However, at any time after a declaration of acceleration with respect to any series of debt securities has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to the Corporation and the Trustee under certain circumstances (which include payment or deposit with the Trustee of a sum sufficient to pay all unpaid principal and premium, if any, of, and all overdue interest, if any, on, those outstanding debt securities and sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, unless the Prospectus Supplement applicable to an issue of debt securities otherwise provides), may rescind and annul such declaration and its consequences (Section 5.2).

Reference is made to the Prospectus Supplement relating to each series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of any Event of Default and the continuation thereof.

The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee shall be under no obligation to exercise any of its rights and powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee reasonable indemnity (Section 6.2). Subject to such provisions for indemnification of the Trustee and certain other limitations set forth in the Indenture, the holders of a majority in principal amount of the outstanding debt securities of all series affected by an Event of Default shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the outstanding debt securities of all series affected by such Event of Default (Section 5.12).

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the debt securities of such series affected by such Event of Default, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series affected by such Event of Default have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and (c) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series affected by such Event of Default a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 5.7). However, such limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security (Section 5.8).

The Corporation will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Corporation, to the best of their knowledge, is in compliance with all conditions and covenants of the Indenture and, if not, specifying all such known defaults (Section 10.4).

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Corporation and the Trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such affected series: (1) change the stated maturity of the principal of, or any instalment of interest, if any, on any debt security; (2) reduce the principal amount of, or the premium, if any, or the rate of interest, if any, on any debt security; (3) change the place of payment; (4) change the currency or currency unit of payment of principal of (or premium, if any) or interest, if any, on any debt security; (5) impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; (6) adversely affect any right to convert or exchange any debt security; (7) reduce the percentage of principal amount of outstanding debt securities of such series, the consent of the holders of which is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (8) reduce the voting or quorum requirements relating to meetings of holders of debt securities; or (9) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants except as otherwise specified in the Indenture (Section 9.2). In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the holders of debt securities will require the consent of holders of at least 75% in aggregate principal amount of such debt securities then outstanding (Section 9.2).

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive, insofar as that series is concerned, compliance by the Corporation with certain restrictive provisions of the Indenture (Section 10.13). The holders of a majority in principal amount of outstanding debt securities of any series may waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) and interest, if any, on any debt security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series (Section 5.13). The Indenture or the debt securities may be amended or supplemented, without the consent of any holder of debt securities, to cure any ambiguity or inconsistency or to make any change that does not have an adverse effect on the rights of any holder of debt securities (Section 9.1).

Defeasance

The Indenture provides that, at its option, TransAlta will be discharged from any and all obligations in respect of the outstanding debt securities of any series upon irrevocable deposit with the Trustee, in trust, of money, government securities or a combination thereof which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest, if any, on the outstanding debt securities of such series (“Defeasance”) (except with respect to the authentication, transfer, exchange or replacement of debt securities or the maintenance of a place of payment and certain other obligations set forth in the Indenture). Such trust may only be established if among other things (1) TransAlta has delivered to the Trustee an opinion of counsel in the United States stating that (a) TransAlta has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred; (2) TransAlta has delivered to the Trustee an opinion of counsel in Canada or a ruling from the Canada Revenue Agency (“CRA”) to the effect that the holders of such outstanding debt securities of such series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding debt securities of such series include holders who are not resident in Canada); (3) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit; (4) TransAlta is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada); (5) TransAlta has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and (6) TransAlta has delivered to the Trustee an officer’s certificate and opinion of counsel stating that certain conditions precedent are satisfied. TransAlta may exercise its Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option described in the following paragraph if TransAlta meets the conditions described in the preceding sentence at the time TransAlta exercises the Defeasance option (Sections 14.1, 14.2 and 14.4).

The Indenture provides that, at its option, unless and until TransAlta has exercised its Defeasance option described in the preceding paragraph, TransAlta may omit to comply with covenants, including the covenants described above under the heading “Covenants”, and such omission shall not be deemed to be an Event of

Default under the Indenture and the outstanding debt securities upon irrevocable deposit with the Trustee, in trust, of money and/or government securities which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent chartered accountants to pay the principal of and premium, if any, and each instalment of interest, if any, on the outstanding debt securities (“Covenant Defeasance”). If TransAlta exercises its Covenant Defeasance option, the obligations under the Indenture other than with respect to such covenants and the Events of Default other than with respect to such covenants shall remain in full force and effect. Such trust may only be established if, among other things, (1) TransAlta has delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (2) TransAlta has delivered to the Trustee an opinion of counsel in Canada or a ruling from the CRA to the effect that the holders of such outstanding debt securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of such Covenant Defeasance and will be subject to Canadian federal or provincial income and other tax on the same amounts, in the same manner and at the same times as would have been the case had such Covenant Defeasance not occurred (and for the purposes of such opinion, such Canadian counsel shall assume that holders of the outstanding debt securities include holders who are not resident in Canada); (3) no Event of Default or event that, with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing on the date of such deposit; (4) TransAlta is not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada); (5) TransAlta has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended; and (6) TransAlta has delivered to the Trustee an officer’s certificate and opinion of counsel stating that certain conditions precedent are satisfied (Sections 14.3 and 14.4).

Consent to Jurisdiction and Service

Under the Indenture, TransAlta irrevocably appoints CT Corporation System, 28 Liberty Street, New York, New York 10005, as its authorized agent for service of process in any suit or proceeding arising out of or relating to the debt securities or the Indenture and for actions brought under federal or state securities laws in any federal or state court located in the City of New York, and irrevocably submits to such jurisdiction (Section 1.13).

Governing Law

The debt securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York (Section 1.11).

PRIOR SALES

Prior sales will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

MARKET FOR SHARES

Trading prices and volume will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian and United States federal income tax consequences generally applicable to investors described therein with respect to the acquisition, ownership and disposition of any Securities offered thereunder.

SELLING SHAREHOLDER

The terms under which the Common Shares will be offered by the Selling Shareholder will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Common Shares by the Selling Shareholder will include, without limitation, where applicable: (i) the name of the Selling Shareholder; (ii) the number of Common Shares owned, controlled or directed by the Selling Shareholder; (iii) the number of Common Shares being distributed for the account of the Selling Shareholder; (iv) the number of Common Shares to be owned, controlled or directed by the Selling Shareholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Common Shares; (v) whether the Common Shares are owned by the Selling Shareholder, both of record and beneficially, of record only or beneficially only; (vi) if the Selling Shareholder purchased any of the Common Shares held by it in the 24 months preceding the date of the Prospectus Supplement, the date or dates on which the Selling Shareholder acquired the Common Shares; and (vii) if the Selling Shareholder acquired the Common Shares held by it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Shareholder in the aggregate and on a per security basis.

Registration Rights Agreement

The following is a summary of certain material provisions of the registration rights agreement entered into between Eagle Hydro II (an affiliate of Brookfield) and the Corporation on May 1, 2019 (the “Registration Rights Agreement”) and is to be read together with the Registration Rights Agreement, a copy of which can be found on SEDAR under our profile at www.sedar.com.

The Registration Rights Agreement provides that Eagle Hydro II and any affiliate of Brookfield that becomes party to the Registration Rights Agreement (each a “Holder”) may, at any time and from time to time, make a written request (a “Demand Registration”) to the Corporation to file a Prospectus Supplement with the Alberta Securities Commission and the SEC pursuant to the multijurisdictional disclosure system between the United States and Canada in respect of the distribution of all or part of the Common Shares then held by the Holder (“Registrable Securities”), subject to certain restrictions set forth in the Registration Rights Agreement. Upon receipt by the Corporation of a Demand Registration, the Corporation will promptly file a Prospectus Supplement in order to permit the offer and sale or other disposition or distribution in the United States of all or any portion of the Registrable Securities held, directly or indirectly, by the Holder (a “Demand Offering”). The Corporation will not be obligated to effect: (i) more than three Demand Offerings in total during the term of the Registration Rights Agreement; or (ii) a Demand Offering if the Registrable Securities have an aggregate market price of less than $50 million.

If at any time the Corporation proposes to file a Prospectus Supplement with respect to the distribution of any Common Shares to the public, then the Corporation will give notice of the proposed distribution to each Holder not less than five business days in advance of the anticipated filing date of the Prospectus Supplement ( or, in the case of a “bought deal” or another public offering which is not expected to include a road show, such notice as is practicable under the circumstances), which notice will offer each Holder the opportunity to qualify for distribution such number of Registrable Securities as such Holder may request. The Corporation will use commercially reasonable efforts to include in such Prospectus Supplement such Registrable Securities (a “Piggy Back Offering”), unless the Corporation’s managing underwriter or underwriters determine, in good faith, that including such Registrable Securities in the distribution would, in their opinion, adversely affect the Corporation’s distribution or sales price of the Securities being offered by the Corporation.

The Demand Offerings and Piggy Back Offerings are subject to various conditions and limitations. The Corporation is entitled to defer any Demand Offering in certain circumstances, including during a regular annual and quarterly blackout period in respect of the release of its financial results.

The Registration Rights Agreement includes provisions providing for each of the Corporation and the Holders to indemnify each other for losses or claims caused by the applicable party’s inclusion of a misrepresentation in disclosure included in any prospectus and for breaches of applicable securities laws.

In the case of a Prospectus Supplement filed in connection with a Demand Offering or Piggy Back Offering, the Corporation will pay all applicable fees and expenses incident to the Corporation’s performance of, or compliance with, the terms of such offering, provided that in the event any Registrable Securities are freely tradeable at the time that the Corporation receives the offering request, the Corporation and the Holders will be jointly and severally responsible for the proportionate share of registration fees and expenses of any Holders based on the total offering price of the freely tradeable securities sold by the Holders to the total offering price of all the Securities sold by the Corporation in such offering. The Corporation and the Holders will be jointly and severally responsible for paying all selling expenses (including fees or commissions payable to an underwriter, investment banker, manager or agent and any transfer taxes attributable to the sale of Registrable Securities) with respect to Registrable Securities sold by the Holders and the Corporation will pay all selling expenses with respect to any Securities sold for the account of the Corporation. The Corporation and the Holders will be solely responsible on a joint and several basis for all out-of- pocket expenses incurred by any Holders in connection with a Demand Offering or Piggy Back Offering.

If a Holder ceases to be affiliated with the Corporation, the Holder will cease to have any rights or obligations under the Registration Rights Agreement. The Registration Rights Agreement will terminate when Brookfield together with its affiliates beneficially own in the aggregate less than 3% of the issued and outstanding Common Shares.

PLAN OF DISTRIBUTION

We may sell the Securities and the Selling Shareholder may, in accordance with the terms of the Registration Rights Agreement, sell Common Shares, to or through one or more underwriters or dealers and also may sell the Securities directly to one or more purchasers or through agents.

The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis the Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, in which case the price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the distribution period.

In connection with the sale of the Securities, underwriters may receive compensation from TransAlta, the Selling Shareholder or from purchasers of the Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters and any commissions received by them from TransAlta and/or the Selling Shareholder and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

The Prospectus Supplement relating to any Securities being offered will set forth the terms of the offering of those Securities, including, to the extent applicable, the initial offering price of, and form of consideration for, those Securities and the proceeds to us and/or the Selling Shareholder from such sale, the name or names of any underwriters, dealers or other placement agents, the underwriting concessions or commissions, and any other discounts, commissions or concessions to be allowed or re-allowed or paid to dealers and any securities exchanges on which those Securities may be listed. Only underwriters named in a Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement.

Without limiting the generality of the foregoing, we also may issue Securities in exchange for property, including for other securities issued by us or for securities or assets of other companies that we may acquire in the future.

The Securities offered hereby have not been qualified for sale under the securities laws of any province or territory of Canada (other than the Province of Alberta) and will not be offered or sold in Canada or to any resident of Canada. Each underwriter, dealer or agent engaged by us in the distribution of any Securities offered hereby will agree that it will not, to the best of that underwriter’s, dealer’s or agent’s, as applicable, knowledge, after reasonable inquiry, distribute any such Securities under this Prospectus to a purchaser resident in Canada.

Under agreements which may be entered into by TransAlta and/or the Selling Shareholder, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Corporation and/or the Selling Shareholder against certain liabilities, including liabilities under the U.S. Securities Act, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

RISK FACTORS

Prospective purchasers of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement before purchasing the Securities offered hereby. Information regarding the risks affecting TransAlta and its business are provided in certain documents incorporated by reference in this Prospectus, including the Annual MD&A under the heading “Governance and Risk Management”, the Annual Information Form under the heading “Risk Factors” (or, as applicable, our annual information form and our management’s discussion and analysis for subsequent periods). See “Documents Incorporated by Reference”. These are not the only risks and uncertainties that we face. Additional risks not presently known to us or that we currently consider immaterial may also materially and adversely affect us. If any of the events identified in these risks and uncertainties were to actually occur, our business, financial condition or results of operations could be materially harmed.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters relating to Canadian law and United States law in connection with the offering of Securities will be passed upon on behalf of TransAlta by Osler, Hoskin & Harcourt LLP.

EXPERTS

The audited consolidated statements of financial position of the Corporation as at December 31, 2020 and 2019 and the consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each year in the three-year period ended December 31, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of Ernst & Young LLP, Chartered Professional Accountants, incorporated by reference herein, and given the authority of said firm as experts in accounting and auditing.

INTEREST OF EXPERTS

In connection with the audit of our Annual Financial Statements, Ernst & Young LLP confirmed that they are independent with respect to TransAlta in the context of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants of Alberta and in compliance with Rule 3520 of the Public Company Accounting Oversight Board.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Shares and our outstanding First Preferred Shares, other than Series I, in Canada is AST Trust Company (Canada) at its principal transfer offices in Calgary, Alberta, and Toronto, Ontario. The transfer agent and registrar for the Common Shares in the United States is Computershare Trust Company at its principal office in Canton, Massachusetts.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC either separately or as exhibits to the registration statement on Form F-10 of which this Prospectus forms a part: the documents listed herein under “Documents Incorporated by Reference” and “Certain Available Information”; the consent of Ernst & Young LLP, Chartered Professional Accountants; certain powers of attorney; the Indenture; and the statement of eligibility of the trustee on Form T-1.

ENFORCEMENT OF CERTAIN CIVIL LIABILITIES

TransAlta is a corporation existing under the laws of Canada, and the majority of our assets and operations are located, and the majority of our revenues are derived, outside the United States. We have appointed our U.S. subsidiary, TransAlta Centralia Generation LLC, Centralia, Washington, as our agent to receive service of process in the United States in connection with any investigations or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving TransAlta in a United States court arising from any offering of Securities made under the registration statement on Form F-10 of which this Prospectus forms a part. However, it may not be possible for investors to enforce, outside the United States, judgments against TransAlta obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of United States federal or state securities laws. In addition, certain of the directors and officers of TransAlta are residents of Canada or other jurisdictions outside of the United States, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon those persons or to enforce, outside the United States, judgments against them obtained in United States courts, including judgments predicated upon the civil liability provisions of United States federal or state securities laws. In addition, there is substantial doubt whether an action could be brought in Canadian courts in the first instance on the basis of liability predicated solely upon United States federal or state securities laws.

ENFORCEMENT OF CANADIAN JUDGMENTS

Alan J. Fohrer, Laura W. Folse, Thomas M. O’Flynn and Sarah A. Slusser are directors of the Corporation who reside outside of Canada and each of these directors has appointed the following agent for service of process:

Name of Person	Name and Address of Agent

Alan J. Fohrer	TransAlta Corporation P.O. Box 1900, Station “M” 110 - 12th Avenue SW, Calgary, AB T2P 2M1

Laura W. Folse	TransAlta Corporation P.O. Box 1900, Station “M” 110 - 12th Avenue SW, Calgary, AB T2P 2M1

Thomas M. O’Flynn	TransAlta Corporation P.O. Box 1900, Station “M” 110 - 12th Avenue SW, Calgary, AB T2P 2M1

Sarah A. Slusser	TransAlta Corporation P.O. Box 1900, Station “M” 110 - 12th Avenue SW, Calgary, AB T2P 2M1

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

PART II—INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

INDEMNIFICATION

Under s. 124 of the Canada Business Corporation Act (“CBCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges, and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. In addition, the Registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if the individual does not fulfill the conditions in (a) and (b) below. The Registrant may not indemnify an individual referred to above unless the individual (a) acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The Registrant may with the approval of a court, indemnify an individual referred to above, or advance moneys for the cost, charges and expenses of a proceeding referred to above, in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, an individual referred to above is entitled to indemnity from the Registrant in respect of all costs, charges and expenses, reasonably incurred by the individual in the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity referred to above, if the individual seeking indemnity was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and if the individual fulfills the conditions set out in (a) and (b) above.

The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the CBCA or otherwise by law.

The Registrant maintains a directors and officers’ liability policy which provides coverage to the Registrant for all directors’ and officers’ related claims, losses and cost in any year, subject to policy terms and conditions, limits and deductibles.

The Registrant has entered into indemnification agreements with each of its officers and directors pursuant to which they are indemnified substantially to the extent permitted by the CBCA. Pursuant to the terms of these agreements the Registrant maintains errors and omissions insurance for its officers and directors while they remain an officer or director and for a period of 7 years thereafter.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PART III—UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrently with the filing of this registration statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by an amendment to the Form F-X referencing the file number of this registration statement.

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INDEX TO EXHIBITS

Exhibit 4.1	Consolidated Audited Annual Financial Statements of TransAlta Corporation, comprising the consolidated statements of financial position as at December 31, 2020 and 2019 and the consolidated statements of earnings, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended December 31, 2020, and the notes thereto and the auditors’ reports thereon (incorporated by reference to exhibit 13.3 to TransAlta Corporation’s Form 40-F filed on March 3, 2021).

Exhibit 4.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations as at and for the year ended December 31, 2020 (incorporated by reference to exhibit 13.2 to TransAlta Corporation’s Form 40-F filed on March 3, 2021).

Exhibit 4.3	Annual Information Form of TransAlta Corporation, dated March 2, 2021, for the year ended December 31, 2020 (incorporated by reference to exhibit 13.1 to TransAlta Corporation’s Form 40-F filed on March 3, 2021).

Exhibit 4.4	Management Proxy Circular of TransAlta Corporation, dated March 24, 2021, prepared in connection with the annual and special meeting of shareholders held on May 4, 2021 (incorporated by reference to exhibit 99.2 to TransAlta Corporation’s Form 6-K/A filed on March 30, 2021).

Exhibit 4.5	Unaudited Interim Condensed Consolidated Financial Statements of TransAlta Corporation, comprising the condensed consolidated statement of financial position as at March 31, 2021 and the condensed consolidated statements of earnings, comprehensive income, changes in equity and cash flows for the three-month periods ended March 31, 2021 and 2020 and the notes thereto (incorporated by reference to exhibit 13.1 to TransAlta Corporation’s Form 6-K filed on May 12, 2021).

Exhibit 4.6	Management’s Discussion and Analysis of Financial Condition and Results of Operations as at and for the period ended March 31, 2021 (incorporated by reference to exhibit 13.2 to TransAlta Corporation’s Form 6-K filed on May 12, 2021).

Exhibit 5.1*	Consent of Ernst & Young LLP Chartered Accountants.

Exhibit 6.1	Power of Attorney (included on Page III-4 of this registration statement).

Exhibit 7.1	Indenture between TransAlta Corporation and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, dated as of June 25, 2002 (incorporated by reference to exhibit 1 to TransAlta Corporation’s Form 6-K filed on June 26, 2002).

Exhibit 7.2*	Statement of Eligibility of the Trustee on Form T-1.

*filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on June 14, 2021.

TRANSALTA CORPORATION (Registrant)

By:	/s/ Kerry O’Reilly Wilks
	Name:	Kerry O’Reilly Wilks
	Title:	Executive Vice President, Legal, Commercial & External Affairs

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of John Kousinioris and Kerry O’Reilly Wilks, his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her, in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as full to all intents and purposes as they might or could do themselves, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them acting alone, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of June 14, 2021.

Signature	Title

/s/ John Kousinioris	President, Chief Executive Officer and Director (Principal Executive Officer)
John Kousinioris

/s/ Todd J. Stack	Executive Vice President, Finance & Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Todd J. Stack

/s/ John P. Dielwart	Chair of the Board of Directors
John P. Dielwart

/s/ Rona Ambrose	Director
Rona Ambrose

/s/ Alan J. Fohrer	Director
Alan J. Fohrer

/s/ Harry Goldgut	Director
Harry Goldgut

/s/ Bev F. Park	Director
Bev F. Park

/s/ Bryan D. Pinney	Director
Bryan D. Pinney

/s/ Sandra R. Sharman	Director
Sandra R. Sharman

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/s/ Laura W. Folse	Director
Laura W. Folse

/s/ Thomas M. O’Flynn	Director
Thomas M. O’Flynn

/s/ James Reid	Director
James Reid

/s/ Sarah A. Slusser	Director
Sarah A. Slusser

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this registration statement solely in their capacity as the duly authorized representative of the Registrant in the United States on June 14, 2021.

TRANSALTA CENTRALIA GENERATION LLC

By:	/s/ Lori Schmitt
	Name:	Lori Schmitt
	Title:	Secretary

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